                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                 ---------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): February 25, 2000


                              THE TITAN CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)


            Delaware                     1-6035                95-2588754
  ----------------------------        -------------         -------------------
  (State or other jurisdiction        (Commission            (IRS Employer
        of incorporation               File Number)         Identification No.)


     3033 Science Park Road, San Diego, California             92121
  ---------------------------------------------------        ----------
  (Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: (858) 552-9500


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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

                  Effective February 25, 2000, A T Acquisition Corp. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of The Titan Corporation (the "Registrant"), merged (the "Merger") with and into Advanced Communication Systems, Inc., a Delaware corporation ("ACS"), pursuant to an Agreement and Plan of Merger, dated as of December 9, 1999, as amended as of January 20, 2000, among the Registrant, Merger Sub and ACS (the "Merger Agreement"). ACS was the surviving corporation in the Merger and became a wholly-owned subsidiary of the Registrant. A copy of the press release announcing the consummation of the Merger is filed as Exhibit 99.1 to this report.

                  At the effective time of the Merger (the "Effective Time"), each issued and outstanding share of common stock, par value $.01 per share, of ACS (the "ACS Common Stock") other than ACS Common Stock, if any, owned by the Registrant, Merger Sub or ACS, which was canceled) was converted into the right to receive 0.5677 (the "Exchange Ratio") of a share of common stock, par value $.01 per share of the Registrant (the "Titan Common Stock"). Pursuant to the Merger Agreement, the Exchange Ratio was equal to 22 divided by 38.75, which was the average of the closing sale prices of the Titan Common Stock on the New York Stock Exchange for the ten trading days ending on February 23, 2000. No fractional shares of Titan Common Stock will be issued in connection with the Merger. Instead, fractional shares will be rounded up or down to the nearest whole share of Titan Common Stock. In connection with the Merger, holders of ACS Common Stock immediately before the Merger will receive Titan Common Stock representing approximately 11% of the Titan Common Stock outstanding after giving effect to the Merger.

                  At the Effective Time, the Registrant assumed the obligations of ACS with respect to each option to purchase ACS Common Stock outstanding under ACS director and employee stock plans immediately before the Merger. In connection with the Merger, each assumed option was converted into an option to purchase, on the same terms and conditions as were applicable to such options, that number of shares of Titan Common Stock reflecting an adjustment of the exercise prices of the assumed options based on the Exchange Ratio.

                  It is intended that the Merger will be accounted for by the Registrant as a pooling of interests in accordance with generally accepted accounting principles. The Registrant expects that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

                  The Registrant's Registration Statement on Form S-4 (Registration No. 333-95245), which was declared effective by the Securities and Exchange Commission on January 24, 2000 (the "Registration Statement"), sets forth certain information regarding the Merger, the Registrant and ACS. Such information in the Registration Statement includes, but is not limited to, information regarding the date and manner of the Merger, a description of the assets involved, the nature and amount of consideration paid by the Registrant therefor, the method used for determining the amount of such consideration, the nature of any material relationship between ACS and the Registrant, any affiliate, director or officer of the Registrant or any associate of any such director or officer, the nature of the Registrant's business and ACS's business and the Registrant's intended use of the assets acquired in the Merger.


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ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  (a) Financial Statements of Businesses Acquired. The Registrant herewith files the following financial statements of ACS: (1) the audited consolidated balance sheets of ACS as of September 30, 1998 and 1999 and the audited consolidated statements of operations and changes in financial position for each of the three years in the ended September 30, 1999 included in ACS's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, as amended on Form 10-K/A, and (2) the unaudited consolidated balance sheet of ACS as of December 31, 1999 and the unaudited consolidated statements of operations and changes in financial position for the quarterly period ended December 31, 1999 included in ACS's quarterly report on Form 10-Q for the quarter ended December 31, 1999.

                  (b) Pro Forma Financial Information. The Registrant will file the pro forma financial information giving effect to the Merger by amendment to this report within the period specified in Item 7(b)(2).




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                  (c)      Exhibits


       Exhibit No.                            Description
       -----------                            -----------
            2.1            Agreement and Plan of Merger, dated as of December 9,
                           1999, as amended as of January 20, 2000, among the
                           Registrant, Merger Sub and ACS (incorporated by
                           reference to Exhibit 2.1 to the Registrant's
                           Registration Statement on Form S-4 (No. 333-95245).

           99.1            Press Release dated February 28, 2000. Filed herewith.

          *99.2 Audited consolidated financial statements of ACS as of September 30, 1998 and 1999 and for each of the three years in the period ended September 30, 1999
                           (incorporated by reference to ACS's Annual Report on Form 10-K for the fiscal year ended September 30, 1999 filed on December 29, 1999, as amended on Form
                           10-K/A filed on January 21, 2000).

          *99.3 Unaudited consolidated financial statements of ACS for the quarterly period ended December 31, 1999
                           (incorporated by reference to ACS's quarterly report on Form 10-Q for the quarter ended December 31, 1999 filed on February 14, 2000).

           99.4 Consent of Arthur Andersen LLP, independent public accountants with respect to ACS. Filed herewith.


* The ACS Commission File No. is 0-22737


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  THE TITAN CORPORATION

                                         By:        /s/ Nicholas J. Costanza
                                                  ------------------------------
                                                  Nicholas J. Costanza
                                                  Senior Vice President and
                                                    General Counsel

Date:  March 9, 2000











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